EXHIBIT 10.3

SECOND AMENDED AND RESTATED STOCKHOLDER AGREEMENT

This SECOND AMENDED AND RESTATED STOCKHOLDER AGREEMENT (this “Agreement”), dated as of February 12, 2020, is by and between PennyMac Financial Services, Inc., a Delaware corporation (formerly known as New PennyMac Financial Services, Inc.) (the “Company”) and BlackRock Mortgage Ventures, LLC, a Delaware limited liability company (“BlackRock”).

WHEREAS, the Company, BlackRock and PNMAC Holdings, LLC (formerly known as PennyMac Financial Services, Inc.) are parties to that certain Amended and Restated Stockholder Agreement, dated as of November 1, 2018 (the “Prior Agreement”);

WHEREAS, Section 11 of the Prior Agreement provides that no amendment of the Prior Agreement may be made unless such amendment is approved in writing by the party against whom such amendment is to be enforced (the “Required Parties”);

WHEREAS, the Required Parties have agreed that the Prior Agreement be amended to reflect certain agreed upon revisions to the terms of the Prior Agreement;

WHEREAS, the parties hereto wish to set forth their relative rights and obligations with regard to certain rights of BlackRock;

NOW, THEREFORE, the parties to this Agreement hereby agree that the Prior Agreement is amended and restated as follows:

§1. DEFINITIONS. For all purposes of this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to BlackRock, (i) any person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with BlackRock, and (ii) each BlackRock Charitable Entity. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under direct or indirect common control with”), as applied to any entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that entity, whether through the ownership of voting securities, by contract or otherwise.

“BlackRock Charitable Entity” means each tax-exempt private foundation or public charity created by BlackRock or any of its Affiliates, or with respect to which BlackRock or any of its Affiliates is a disqualified person, and each sponsoring organization which maintains a donor advised fund which is separately identified by reference to contributions of BlackRock or any of its Affiliates (as such terms are defined in the Internal Revenue Code of 1986, as amended).

“Shares” means shares of Common Stock of the Company held by BlackRock or its Affiliates.

“Voting Power” means the voting power of all of the then-outstanding shares of Common Stock of the Company with respect to matters on which stockholders generally are entitled to vote.

§2. GOVERNING DOCUMENTS.

2.1 Charter Amendments. The Certificate of Incorporation of the Company, as amended from time to time in accordance with this Agreement (the “Charter”) shall not be amended in any manner that is adverse to BlackRock or its Affiliates without the prior written consent of BlackRock if BlackRock and its Affiliates hold, at the time of such amendment or repeal, Shares constituting 5% or more of the Voting Power. Article IX of the Charter shall not be amended or repealed, and no provision that is inconsistent with such Article IX shall be adopted, in any manner without the prior written consent of BlackRock if BlackRock and its Affiliates hold any Shares at such time.

2.2 By-law Amendments. The by-laws of the Company shall not be amended or repealed in any manner that is adverse to BlackRock or its Affiliates without the prior written consent of BlackRock if BlackRock and its Affiliates hold, at the time of such amendment or repeal, Shares constituting 5% or more of the Voting Power.

2.3 Certificate of Incorporation and Bylaws Consistent. The Company shall use its best efforts to take or cause to be taken all lawful action necessary or appropriate to ensure that at all times neither the Certificate of Incorporation nor the Bylaws of the Company, nor any of the corresponding constituent documents of the Company’s subsidiaries contain any provisions inconsistent with the terms of this Agreement (including, without limitation, this Section 2) or which would in any way nullify or impair the terms of this Agreement or the rights of BlackRock hereunder. The Company shall not take or cause to be taken any action inconsistent with the terms of this Agreement (including without limitation this Section 2) or the rights of BlackRock hereunder.

§3. CONSENT RIGHTS. Each party hereto acknowledges that the Company has entered into a separate amended and restated stockholder agreement (the “HCP Agreement”) with HC Partners LLC, a Delaware limited liability company (“HCP”), which provides HCP with essentially the same rights (other than nominating rights) as those provided to BlackRock hereunder. Without the prior written consent of BlackRock, the Company shall not amend the HCP Agreement, or enter into any other agreement with HCP with respect to the subject matter of the HCP Agreement, if such amendment or other agreement would provide HCP rights (other than nominating rights) that are more favorable than those provided to BlackRock hereunder or are otherwise materially adverse to BlackRock. Without limiting the foregoing, in the event that the Company enters into or amends, modifies or waives (as distinct from a consent or approval provided for therein) any provision of a stockholder agreement between the Company and any other stockholder that involves the grant of rights to a stockholder that are superior, taking into account the impact of differences in levels of stockholding, regulatory status, noncompetition provisions and other similar matters (the “Contractual Superior Rights”), to those belonging to BlackRock under this Agreement, the Company shall offer BlackRock the opportunity to obtain such Contractual Superior Rights. The Company shall notify BlackRock prior to the time such rights become effective and shall afford it the opportunity for at least 20 days to determine whether or not it wishes to obtain such Contractual Superior Rights.

§4. RESERVED.

§5. AGGREGATION OF AFFILIATES. Notwithstanding anything in this Agreement to the contrary, if voting power of shares of stock of the Company is held by BlackRock and one or more of its Affiliates, or by more than one Affiliate of BlackRock, then all nominations, consents and actions required or permitted to be given, made or taken by BlackRock pursuant to this Agreement shall be given, made or taken by the parties holding a majority of such voting power held by BlackRock and its Affiliates (other than the BlackRock Charitable Fund). The Company and its officers shall be entitled to rely on any notice, consent, waiver or instructions executed by such parties holding a majority of such voting power.

§6. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

§7. ENTIRE AGREEMENT. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

§8. SUCCESSORS AND ASSIGNS. This Agreement will bind and inure to the benefit of and be enforceable by the Company and BlackRock and their respective successors and permitted assigns.

§9. COUNTERPARTS. This Agreement may be executed in separate counterparts each of which will be an original and all of which taken together will constitute one and the same agreement.

§10. NOTICES. Any notice provided for in this Agreement will be in writing and will be deemed properly delivered if either personally delivered or sent by overnight courier or mailed certified or registered mail, return receipt requested, postage prepaid to the recipient (a) if to BlackRock, at 40 East 52nd Street, New York, NY 10022, Attention: David Maryles, or at any other address provided by BlackRock and (b) if to the Company, at 3043 Townsgate Road, Westlake Village, California 91361, Attention: Derek W. Stark, with a copy to Goodwin Procter LLP, 601 Marshall Street, Redwood City, California 94063, Attention: Bradley C. Weber. Any such notice shall be effective (i) if delivered personally, when received, (ii) if sent by overnight courier, when receipted for, and (iii) if mailed, 3 days after being mailed as described above.

§11. AMENDMENT AND WAIVER. No modification, amendment or waiver of any provision of this Agreement will be effective against the Company or BlackRock unless such modification, amendment or waiver is approved in writing by the party against whom such modification, amendment or waiver is to be enforced. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

§12. TERMINATION. This Agreement will terminate at such time as BlackRock, together with its Affiliates, first fails to beneficially hold any equity securities of the Company.

§13. GOVERNING LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT WILL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

§14. DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

§15. CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

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IN WITNESS WHEREOF, the parties hereto have executed this Stockholder Agreement on the day and year first above written.

PENNYMAC FINANCIAL SERVICES, INC. (f/k/a New PennyMac Financial Services, Inc.)

By:	/s/ Andrew S. Chang
Name:	Andrew S. Chang
Title:	Senior Managing Director and Chief Financial Officer

BLACKROCK MORTGAGE VENTURES, LLC

By:	/s/ Daniel Waltcher
Name:	Daniel Waltcher
Title:	Managing Director

ACKNOWLEDGED AND AGREED: PNMAC HOLDINGS, LLC (f/k/a PennyMac Financial Services, Inc.)

By:	/s/ Andrew S. Chang
Name:	Andrew S. Chang
Title:	Senior Managing Director and Chief Financial Officer

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